                                                                   EXHIBIT 23.10


                          CONSENT OF LATHAM & WATKINS

The Board of Directors

Evergreen Media Corporation of Los Angeles



     We hereby consent to the use in the Registration Statement on Form S-4 of Evergreen Media Corporation of Los Angeles of our form of opinion related to tax matters, appearing as Exhibit 8.1 to the Registration Statement, to the description therein of such form of opinion, and to the references therein to us under the headings "The Merger -- Certain Federal Income Tax Consequences."


                                            LATHAM & WATKINS

Washington, D.C.

August 5, 1997